UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2021

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.  Other Events

On February 1, 2021, Worthington Industries, Inc. (the “Company”) announced that its Pressure Cylinders segment sold its oil & gas equipment business to an affiliate of Ten Oaks Group.  The divestiture, which closed on January 29, 2021, includes the Westerman, Inc. subsidiary and the related operating assets located in Bremen, Ohio and Tulsa, Oklahoma. The Company will receive nominal consideration with the opportunity for additional consideration in the future, and will record a one-time pre-tax loss, which is estimated to be in the range of $25 to 30 million. The Company retained the real estate associated with the business and will lease it back to the new owners, who will operate the business under the Westerman name.

Item 9.01.  Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8‑K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on February 1, 2021 (“Worthington Industries Divests Oil & Gas Equipment Business”)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: February 1, 2021	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President- General Counsel & Secretary